As of February 28, 2006

Mr. Peter R. Kann

Re: Your Role and Compensation Arrangements for 2006 and 2007

Dear Peter:

This letter sets forth our agreement regarding your duties as the Chairman of the Board of Dow Jones & Company, Inc. (the "Company"), as well as the payments you will receive through April, 2007.

1.

In consideration of your service as Chairman of the Board and your relinquishment of the position of Chief Executive Officer as of February 1, 2006 (and your execution of the Non-Competition Agreement and Release of Claims attached (the “Agreement”)), you will be entitled to the following payments:

a.

Through the end of April, 2007, you will be paid a salary at the rate of $995,000 per annum.  You will remain on the Company’s payroll through that month and receive the pension, health and other benefits generally afforded to senior executives on the Company’s payroll.  Such salary will be paid, to the extent of $300,000 per annum, in accordance with the Company's customary bi-weekly payroll practices (provided that an additional $26,730.77 paid on each of February 16, 2006 and March 2, 2006 in this regard will be treated as an advance payment of a portion of this $300,000 per annum obligation); with the remainder (the “Remainder Payments”) paid as follows:  $26,730.77 for each bi-weekly pay period commencing with the period ending February 14, 2006, through the pay period ending August 29, 2006, but with those payments deferred to, and paid along with a further $26,730.77 payment for the bi-weekly pay period ending September 12, 2006, on September 14, 2006, along with interest from the date each of the payments for the bi-weekly pay periods ending March 14, 2006 – August 29, 2006 would have otherwise been made but for such deferral calculated an annualized rate of 7.0% (resulting in a September 14, 2006 payment of $427,692.32 plus such interest); (ii) $26,730.77 for each bi-weekly pay period commencing with the period ending September 26, 2006 through the pay period ending March 13, 2007 (with the last of those payments made on March 15, 2007); and (iii) a further payment of $91,648.35 on March 15, 2007.  For the period you serve as Chairman of the Board, you will receive Company benefits (including, but not limited to, life insurance, death benefits, disability benefit coverage, Money Purchase Plan and 401(k) Savings Plan and related supplemental Deferred Compensation Plan contributions and allocations) commensurate with a $995,000 per annum pay level.

b.

You will also be eligible to receive an annual incentive award in accordance with the terms and conditions of the annual incentive plan applicable to the Company’s most senior executives (i.e., the plan that qualifies under Internal Revenue Code Section 162(m)).  Your target opportunity for calendar 2006 will be $896,000.  You will receive a pro-rated annual incentive opportunity for 2007 based on a termination date of April 30, 2007.  For 2007, your annual incentive opportunity will be $299,000.  Your actual annual incentive payouts will be based on the Company’s and your performance on the measures selected by the Compensation Committee of the Board of Directors.

c.   You will receive long-term incentive grants for 2006 valued in the aggregate at $2,526,100, of which $1,894,600 will be delivered in the form of a grant of contingent stock rights (covering a maximum 76,100 Dow Jones shares) under the Company’s contingent stock right program and $631,500 will be provided in the form of stock options (covering 64,400 Dow Jones shares) under the Company’s stock option program.  The terms and conditions of those grants will be the same as those applicable to the grants made to senior executives of the Company for 2006.

d.  Effective April 30, 2007, the Compensation Committee and the Board of Directors will take all action, if any, necessary to ensure that all unvested stock options previously granted to you continue to vest as if you had remained in service with the Company through all applicable vesting dates, and that, consistent with the terms thereof, all stock options held by you at such time will be exercisable by you for their full exercise period (i.e., 10 years from the date of grant).  No action permitted under the Non-Competition Agreement and Release of Claims (the "Non-Competition Agreement") dated as of February 28, 2006, including without limitation any actions that will not cause a violation of the provisions of Section 1 or 2 of the Non-Competition Agreement, whenever such action occurs, will cause a forfeiture of any outstanding or previously exercised stock option, or of any benefits payable under any plan or arrangement of the Company or any of its subsidiaries or affiliates.

e.  Regarding outstanding grants under the contingent stock right program, you will be considered for and receive final awards at the same time and on the same criteria as other recipients of grants for that performance period; provided, however, that with respect to performance periods ending after 2006, your final award will not be less than (i) the maximum number of shares of common stock covered by such grant, multiplied by (ii) a fraction the numerator of which is the aggregate number of shares granted as final awards to all participants under the Long Term Incentive Plan (excluding you) with respect to the performance period covered by such grant, and the denominator of which is the aggregate of the maximum number of shares covered by all grants held by such participants (excluding you) with respect to such performance period, and (iii) in the case of the contingent stock right grant for the performance period 2006 through 2008, multiplied further by 75%.

2.

As Chairman of the Board, your duties will include: chairing meetings of the Board of Directors, the Executive Committee of the Board of Directors and the Company’s stockholders; facilitating the orderly and productive functioning of the Board of Directors; preparing and distributing agendas and other materials for the Board of Directors after consultation with the Chief Executive Officer and the chairmen of the Board’s committees, as relevant; facilitating and executing Board matters as requested by the Corporate Governance Committee; advising the Chief Executive Officer as he may reasonably request; representing the Company as reasonably requested by the Chief Executive Officer and other senior management; serving as “editorial director” in assisting the Company’s news units with periodic ethical issues; and undertaking such other actions as the Board of Directors reasonably requests consistent with your position as Chairman.

3.

You will serve as Chairman until the Company’s annual meeting of stockholders in April, 2007, and then retire from the Company.  If you resign as Chairman earlier than that meeting, you will continue to be entitled to the Remainder Payments specified in Paragraph 1, except that your Company benefits will be based on a salary of $695,000 per annum (and with allocations made under the portions of the Deferred Compensation Plan that provide benefits supplemental to the Company's Money Purchase Plan and 401(k) Plan rather than contributions to the Money Purchase Plan or 401(k) Plan to the extent such contributions cannot be made to the Money Purchase Plan or 401(k) Plan; provided further that any amounts allocated under the Company's Deferred Compensation Plan after the date that such amounts would be payable under that Plan will be payable within 30 days after the date of such allocation, or, if later, the first date that such amounts may be paid without causing a violation of Code Section 409A), and your annual incentive award, beginning with the month following the one in which you resigned as Chairman, will be paid at target opportunity levels.  Upon your termination of service with the Company, you will be deemed to have terminated such service because of retirement, and shall be deemed to be a retiree for purposes of the Company's retirement, health, life, executive death and disability insurance plans, stock option, equity-based compensation, deferred compensation and supplementary benefit plans, any predecessors or successors to such plans, and all other plans and programs then or thereafter in effect for the Company's retirees and for which you qualify, in each instance consistent with the terms thereof.

4.

If you die or your service as Chairman terminates on account of disability, (as such term is defined in the Company’s disability benefits plan) prior to April 30, 2007, your estate or designated beneficiary (in the case of death) or you (in the case of disability) will receive the payments described in Paragraph 3 above, in addition to all the applicable benefits (e.g., life insurance or disability insurance benefits) afforded in similar circumstances to senior executives of the Company.

5.

In the unlikely event your service as Chairman is terminated under circumstances that would entitle you to benefits under the Company’s Separation Plan for Senior Management (the “Separation Plan”), you will continue to be entitled to all payments specified in Paragraph 1, except that (a) your salary will be paid at the rate of, and your benefits will be based on a salary of, $995,000 (and with allocations made under the portions of the Deferred Compensation Plan that provide benefits supplemental to the Company's Money Purchase Plan and 401(k) Plan rather than contributions to the Money Purchase Plan or 401(k) Plan to the extent such contributions cannot be made to the Money Purchase Plan or 401(k) Plan), and (b) beginning with the month following the one in which your service is terminated, your annual incentive award will be paid at target opportunity levels.  For the period preceding your termination, you will receive an annual incentive payout based on actual performance on the measures established by the Compensation Committee of the Board of Directors.

6.

You agree that you will not seek payments under the Dow Jones Severance Plan or under the Separation Plan, and you hereby waive any and all rights you may have now or in the future under both such plans.

7.

The Company may withhold from amounts payable under this letter any taxes required to be withheld pursuant to applicable law.

8.

The terms and conditions of the Agreement are hereby incorporated herein by reference.  Without limiting the generality of the foregoing, if you terminate the Agreement pursuant to Section 6 (c) thereof, this letter agreement shall also be terminated and be of no further force and effect.

9.

This letter and all rights hereunder, and any controversies or disputes arising with respect thereto, shall be governed by and construed and interpreted in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State, without regard to conflict of laws provisions thereof that would apply the law of any other jurisdiction.

10.

In the same manner and to the same extent as immediately prior to the date hereof, and to the maximum extent permitted by applicable law, the Company will indemnify and hold you harmless from and against all third party claims, damages, fines, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, reasonable attorneys’ fees and reasonable experts’ fees) with respect to any threatened, pending or completed action, suit, arbitration or other proceeding, whether civil, criminal, administrative, investigative or otherwise, which arises out of or relates to your performance of your duties and responsibilities as an officer and director of the Company (“Third Party Claims”).  If a Third Party Claim is made against you, the Company will be entitled to participate in the defense thereof and, if it chooses, to assume the defense thereof at its own cost and expense with counsel selected by the Company.  If the Company elects to assume the defense of a Third Party Claim: (i) the Company will not be liable to you for any legal expenses subsequently incurred by you in connection with the defense thereof; (ii) you shall cooperate in the defense thereof; (iii) the Company shall not agree to any settlement, compromise or discharge of such Third Party Claim without your prior written consent unless such settlement, compromise or discharge provides solely for monetary relief to be paid by the Company and the full and complete release of you is the result thereof; and (iv) you shall not admit liability with respect to, or settle, compromise or discharge such Third Party Claim without the Company’s prior written consent.  Your right to be indemnified and held harmless hereunder will not be deemed exclusive of any other rights or remedies to which you may be entitled as a matter of law, or of any other rights of indemnity arising under any policy of insurance carried by you, the Company or any other person or entity.

11.

If for any reason the Company determines that it is impossible or impracticable to provide you with life, health or other insurance coverage as contemplated herein under existing employee, executive or other group plans, the Company will purchase or otherwise provide such coverage separately for you.  If such arrangement results in the recognition of additional taxable income to you, the Company will reimburse you for all taxes paid on such income and for all taxes paid or payable on all reimbursements of taxes hereunder (in each instance within 30 days of receipt of appropriate statements or calculations, or later to the extent required pursuant to Paragraph 12 hereunder).

12.      a.

It is the intention of the parties that this letter and all distributions made and all benefits and rights granted or confirmed to you hereunder or otherwise, and the terms of the governing documents supporting such distributions, benefits and rights, shall comply with Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations and other guidance promulgated thereunder ("Section 409A").  Notwithstanding anything herein to the contrary, except as specified above and in the next sentence hereof, in Paragraph 12(b) hereof or as the parties may otherwise agree in writing (it being understood that it is intended that any such other agreement comply with the requirements of Section 409A), you shall not be entitled to require the Company to, and the Company shall not, provide any distribution or benefit hereunder or under any other agreement with or plan or program maintained by the Company (collectively, the “Other Arrangements”) prior to the earliest date on which distributions or benefits of the type in question may be made to "specified employees" pursuant to Section 409A without incurring a penalty tax under Section 409A (the "Specified Employee Restriction"), provided, however, for the sake of clarification and without limiting the intent of the foregoing, the Company and you agree that it is the intention of the parties that you will receive all benefits and distributions under this letter and the Other Arrangements without any delay or deferral if the provision of such benefit or distribution would not be subject to the Specified Employee Restriction.  In order more effectively to ensure compliance with Section 409A and consistent with the intention of the parties with respect to the benefits and compensation to be provided to you hereunder and under the Other Arrangements, the Company and you shall consult with one another in good faith and shall (i) agree upon the timing of any distribution to be made pursuant to, and the provision of any benefits or rights granted or confirmed by, this letter and the Other Arrangements, and (ii) agree upon the terms, language and form of any amendment to any agreement between you and the Company and any election by you required or desirable to comply with Section 409A, and the Company shall have no liability for any violation of the requirements set forth in the immediately preceding sentence with respect to any agreement made pursuant to (i) or (ii) above or for any actions, distributions, provision of benefits or rights confirmed thereunder.  In addition, the Company shall use reasonable good faith efforts and consult in good faith with you with respect to such issues as it or you deem appropriate, and consult with tax and compensation specialists reasonably satisfactory to you to amend in a timely manner any plan, program, agreement or arrangement maintained by the Company or any of its subsidiaries or affiliates in which you are a participant to the extent required for compliance with Section 409A.  You understand and acknowledge that in no event shall the Company be required to amend any agreement, plan, program or arrangement to the extent that such amendment would increase with respect to you the Company's cost of the benefits to be provided under such agreement, plan, program or arrangement.

b.

Consistent with the above, the Company and you agree that:

(i)

With respect to the $1.05 million portion of the Company's continuation of life insurance coverage for you during the period February 1, 2006 through August 31, 2006, that relates to the $695,000 annual amount payable to you whether or not you continue to serve as the Company's Chairman of the Board, and that would otherwise be taxable to you, the cost of such coverage shall be paid in full by you so that no taxable compensation shall be recognized by you with respect to such coverage for such period, provided that the Company shall reimburse you for all costs paid by you for such coverage in a single lump sum payment on September 14, 2006.

(ii)

(A)  If, in accordance with Paragraph 3 or Paragraph 5 of this letter, you are entitled to the continuation of life insurance coverage that would otherwise be taxable to you, and that is attributable to the six-month period commencing after the date your service as Chairman of the Board of the Company is terminated as contemplated in Paragraph 3 or Paragraph 5 and to $300,000 of your salary for serving as Chairman of the Board of the Company, the cost of such coverage shall be paid in full by you so that no taxable compensation shall be recognized by you with respect to such coverage for such six-month period, provided that the Company shall reimburse you for all costs paid by you for such coverage in a single lump sum payment on the first regular bi-weekly payroll payment date occurring after the end of such six-month period.

(B)  If, in accordance with Paragraph 3 or Paragraph 5 of this letter, you are entitled to continued life, health or other insurance coverage and such coverage results in additional taxable income subject to an obligation for tax reimbursement described in Paragraph 11, any such reimbursement payment that is attributable to the six-month period commencing after the date your service as Chairman of the Board of the Company is terminated as contemplated in Paragraph 3 or Paragraph 5 of this letter agreement shall be paid to you in a single lump sum payment on the first regular bi-weekly payroll payment date occurring after the end of such six-month period.

(C)  If, in accordance with Paragraph 5 of this letter, you are entitled to the continued payment of your salary as Chairman of the Board of the Company following your termination of service as Chairman of the Board, no payment of continued salary shall be made during the six-month period commencing after the date your service as Chairman of the Board terminates as contemplated in Paragraph 5, provided that any amounts of continued salary otherwise attributable to such six-month period (inclusive of interest, based on the 6-month U.S. Treasury Bill rate as published in the The Wall Street Journal, for the period commencing on the date such salary payments would otherwise have been paid but for this clause (C) and ending on the date of the Company's payment of such continued salary) shall be paid by the Company to you in a single lump sum payment on the first regular bi-weekly payroll payment date occurring after the end of such six-month period.

* * * * *

Peter, the Board very much appreciates your continuing as Chairman of the Company.  The Board, and the Company in general, will benefit greatly from your insights into and understanding of the Company and the industries in which it competes as it sets the course for the coming years.

Please indicate your agreement with the above by countersigning this letter below.

With warmest regards,

/s/ James A. Scaduto

Accepted and Agreed:

/s/ Peter R. Kann

March 30, 2006
Date

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